AGREEMENT  made  this  19th  day  of  April,  2000  ("Contract")   between
INVESTMENT PROPERTIES ASSOCIATES, a Limited Partnership, a New York limited partnership, having an office c/o Helmsley-Spear, Inc., 60 East 42nd Street, New York, New York 10165, (the "Seller" or "IPA") and SM BRELL II, L.P., a California limited partnership, having an office at 125 Summer Street, Suite 1640, Boston Massachusetts 02110 (hereinafter called "Purchaser").

                              W I T N E S S E T H :

      In consideration of the mutual covenants and agreements hereinafter set forth, and subject to the terms and conditions hereof, Seller and Purchaser hereby covenant and agree as follows:

      1. Subject of Sale. Seller agrees to sell, and Purchaser agrees to purchase, the following upon the terms and conditions set forth herein:

      (a) Fee simple interest (subject to the provisions of Article 3 hereof) in those certain plots, pieces or parcels of land described on Schedules A-1 and A-2, annexed hereto and made a part hereof, in each case together with the improvements erected thereon, which plots, pieces or parcels of land and the improvements erected thereon are herein referred to, collectively, as the "Premises" and from time to time as the "Properties" or, individually, as a "Property" or as described by name, as "245 Fifth Avenue" and "261 Fifth Avenue" on Schedules A-1 and A-2.

      (b) All right, title and interest of Seller, if any, in and to (i) any land lying in the bed of any streets, roads or avenues opened or proposed, public or private, in front of or adjoining the Premises, to the center line thereof, (ii) all strips, gores, easements, rights of way, air space or development rights, reservations, privileges, appurtenances and all other rights pertaining to Seller's interest in the Premises and (iii) any unpaid awards for any taking by condemnation or any damage to the Premises by reason of a change of grade of any streets or highways. Upon the Closing (as hereinafter defined), Seller shall execute and deliver to Purchaser all proper instruments for the conveyance of such title and the assignment and collection of any such awards.

      (c) All right, title and interest of Seller, if any, in and to the fixtures, equipment and other personal property attached to or appurtenant to the Premises and owned by Seller, but no part of the "Purchase Price" (as hereinafter defined) shall be deemed to be paid for such fixtures, equipment or personal property.

      2. Purchase Price.

      (a) The purchase price for the Premises is One Hundred Thirty Five Million and 00/100 Dollars ($135,000,000.00) (the "Purchase Price") payable by the Purchaser as follows:

            (i) Seven Hundred Fifty  Thousand and 00/100  Dollars  ($750,000.00)
(the "Deposit") on the signing of this contract by electronic wire transfer to the trust account of Stadtmauer Bailkin LLP ("Escrow Agent") simultaneously with the execution and delivery of this Contract, pursuant to instructions which have been provided to Purchaser and receipt of which Deposit will be acknowledged by Escrow Agent upon receipt. In addition, Purchaser is depositing with Escrow Agent a promissory note in the amount of Three Million Two Hundred Fifty Thousand and 00/100 Dollars ($3,250,000.00) in the form attached hereto as Exhibit 1 (the "Promissory Note");

            (ii) If Purchaser shall adjourn the Closing pursuant to the provisions of Article 14 hereof, Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) (the "Additional Deposit") upon the exercise of Purchaser's adjournment right by electronic wire transfer to the trust account of Escrow Agent. In addition, in such event Purchaser shall deposit with Escrow Agent an additional promissory note in the amount of Three Million Two Hundred Fifty Thousand and 00/100 ($3,250,000.00) in the same form as Exhibit 1 (the "Additional Promissory Note");

            (ii) At the Closing, the Purchase Price minus the Deposit (and minus the Additional Deposit, if applicable), subject to the apportionments pursuant to Article 6 hereof, by electronic wire transfer as Seller may direct, in accordance with the provisions of Section 2(c) below.

      (c) The payment of any of the aforesaid sums shall be made by electronic wire transfer pursuant to wiring instructions to be given to Purchaser or by federal funds check allowing immediately available funds. Without limiting in any manner the TIME OF THE ESSENCE provisions with respect to Purchaser's closing obligations any funds delivered by electronic wire transfer must be available to Seller prior to 4:00 p.m. on the date due; if said funds are not so available when due, Purchaser shall pay interest on any amount not so available at an annual rate equal to the prime rate of interest announced by

Chase Manhattan Bank at that time, plus three percent (3%), through such time as such amount is available to Seller.

      3. "Subject To" Provisions.

      The Premises are sold subject only to the matters set forth herein and the matters referred to in Schedules B-1 and B-2, attached hereto and made a part hereof (the "Permitted Exceptions").

      4. Space Leases.

      With respect to the leases of the tenants set forth on Schedule C-1 and C-2 attached hereto and made a part hereof:

      (a) Purchaser represents that it or its authorized agent has examined, inspected and investigated, to the full satisfaction of the Purchaser, originals or copies of such leases for such tenancies and occupancies (which leases are collectively referred to herein as the "Space Leases" and the lessees thereunder are herein called "Space Tenants"), and Purchaser or its authorized agent or Purchaser's attorney has initialed the Space Leases. If there be any discrepancy between Space Leases, as so examined and initialed, and the information pertaining thereto as listed on Schedules C-1 and C-2, the Space Leases shall be controlling and such discrepancy shall not prejudice Seller or affect any liability of Purchaser hereunder. Without limiting the generality of the immediately preceding sentence, Purchaser agrees that Seller is making no representations with respect to Schedules C-1 and C-2 other than the identity and location of each Space Tenant listed thereon. Purchaser hereby acknowledges that it is and shall be bound by all of the acts and or omissions of its authorized agents.

      (b) Purchaser acknowledges (i) that Seller has given Purchaser full access to the files of Space Tenants at the Properties and at IPA's headquarters, (ii) that Purchaser has, or Purchaser's authorized agents have, examined such files to its or their satisfaction and (iii) that to the extent that the materials in such files shall supplement or modify the provisions of the Space Leases, Purchaser shall be charged with knowledge of such supplement or modification.

      (c) Purchaser further acknowledges that no representation has been made and no responsibility is assumed by Seller with respect to the continued occupancy of the Premises, or any part thereof, by Space Tenants, or any of them; it being understood that the foregoing clause of this subparagraph (c) shall not diminish Seller's obligation to comply with the provisions of Articles 5 and 5A hereof. Seller does not undertake to ensure or guarantee that Space Tenants, or any of them, will be in occupancy at the Closing. Prior to the Closing, Seller has the right, but not the obligation, to enforce its rights against Space Tenants, or any of them, in any manner, provided that Seller shall not terminate any Space Lease unless the respective Space Tenant fails to pay rent for more than one month. Purchaser agrees that the removal, prior to the Closing, of any Space Tenants, of their own volition and without the consent of Seller, or by summary proceedings or otherwise in each instance as permitted herein, shall not be the basis for, nor give rise to any claim on the part of Purchaser nor affect the obligations of Purchaser under this Contract in any manner whatsoever, and Purchaser, at the Closing, in accordance with the terms of this Contract, shall close title and accept delivery of the Deeds to each of the Properties without such Space Tenants in possession and without any allowance or reduction in the Purchase Price. Notwithstanding the foregoing, Seller hereby agrees not to commence any summary proceedings or other eviction proceeding against any Space Tenants without Purchaser's consent, which consent shall not be unreasonably withheld or delayed. In the event that Seller commences any summary proceedings or other eviction proceeding against any Space Tenants in accordance with the previous sentence, Seller shall assign all of its interest in such proceeding at the Closing.

      5. Modification and Renewal of Space
         Leases and New Space Leases.

      (a) From and after the date hereof, Seller will not, without obtaining the prior written consent of Purchaser, (i) make any modification of any Space Lease(s) which affects any period from and after the Closing nor enter into any new Space Lease or renewal of any existing Space Lease, except to the extent it is required to do so under the terms of any such Space Lease, (ii) consent to any assignment in connection with any Space Lease, except to the extent it is required to do so under the terms of any such Space Lease, (iii) grant any new concession or new rent abatement to any Space Tenant for any period following the Closing, (iv) make any new commitment to do any work for any Space Tenant, which would be binding upon Purchaser, and (v) grant any Space Tenant any new option with respect to either of the Properties (collectively, clauses (i) through (v), together with any brokerage agreements or modifications of brokerage agreements relating thereto, being hereinafter referred to as the "Modifications"). If Purchaser shall fail to notify Seller that it consents to or refuses to consent to any Modification within five (5) business days after its receipt of Seller's notice to Purchaser of such proposed Modification, then it shall be deemed that Purchaser has given consent. The Modifications and new Space Leases listed on
Exhibit 2 are hereby consented to by Purchaser and Purchaser shall be responsible for the Reletting Expenses (as hereinafter defined) associated with such Modifications and new Space Leases, good faith estimates of which costs have been previously provided to Purchaser by Seller.

      (b) If Purchaser consents or is deemed to have consented to any such Modification creating a new tenancy or extending an existing tenancy, then in such event, Purchaser shall pay to Seller at the Closing, its pro rata share of
(i) the amount of brokerage  commission paid or required to be paid by landlord,
(ii) reasonable out-of-pocket legal fees and disbursements incurred in connection with the drafting and negotiation of such new lease or extension, and
(iii) the reasonable cost of decoration or other work required to be performed by landlord to suit the subject premises to the tenant's occupancy under the terms of any Modification or new Space Lease (collectively, the foregoing are referred to hereinafter as "Reletting Expenses"), such Reletting Expenses to be prorated between Seller and Purchaser in each case in proportion to the portion of the term during which tenant pays rent pursuant to any such Modification before and after the Closing (it being understood that any rent free period shall not be taken into consideration in the apportioning of Reletting

Expenses); provided, however, that in no event shall Purchaser's obligation exceed the amounts agreed to by Purchaser when it consents to the applicable Modification.

      (c) From and after the date of this Contract until Closing, Seller covenants as follows:

            (i) Subject to the rights of any Space Tenants, Seller shall give Purchaser and its authorized representatives access to both of the Properties and make all books and records (including tenant files) relating to the ownership, management and operation of the Properties available at reasonable times and upon reasonable prior written notice to Seller;

            (ii) The Properties shall be used, maintained and operated in a manner consistent with Seller's recent past practices;

            (iii) To the extent consistent with Seller's past practices with respect to the billing of additional rents, Seller shall continue on a timely basis to bill all Space Tenants for any rents and additional rents due and payable by such Space Tenants and to enforce Space Leases and Service Contracts, subject to Purchaser's right to consent to the commencement of enforcement proceedings in the case of Space Leases.

      5A. Service Contracts, Permits and Licenses, and Brokerage Agreements.

      (a) Purchaser represents that it has examined, inspected and, investigated to the full satisfaction of the Purchaser the written Service Contracts (as hereinafter defined) attached hereto as part of Schedules D-1 and D-2. If there be any discrepancy between said Service Contracts attached and the information pertaining thereto as listed in Schedules D-1 and D-2, the Service Contracts attached shall be controlling and the discrepancy, if any there be in Schedules D-1 and D-2, shall not prejudice Seller or affect any liability of Purchaser hereunder.

      (b) From and after the date hereof, without obtaining the prior written consent of Purchaser, which consent shall be given or withheld in Purchaser's sole discretion, Seller will not voluntarily modify or terminate any Service Contract(s) which affects any period from and after the Closing, nor enter into any new Service Contracts or renewal of any existing Service Contract (except in emergency situations), unless automatically renewed pursuant to the terms thereof. Seller will terminate as of the Closing date any month-to-month Service Contract(s) which Purchaser shall request in writing to be terminated within five (5) days after the date hereof, provided that Purchaser agrees that it shall be responsible for the costs due to any service provider under any such terminated Service Contract which shall have accrued with respect to any period after the Closing date, whether as a result of any such termination or otherwise.

      (c) From and after the date hereof, without obtaining the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed, Seller will not voluntarily modify or terminate any permit, license, authorization or approval applicable to either of the Properties, including their respective certificates of occupancy (collectively, the "Licenses and Permits"), which affects any period from and after the Closing, except for such modifications as shall be required in order to comply with applicable law or the use provisions of any existing or new Space Lease or any permitted

Modification in order to use, maintain and operate the Properties in a manner consistent with Seller's recent past practices.

      (d) From and after the date hereof, Seller shall not modify any brokerage agreements that would impact upon Buyer's obligations for commissions with respect to renewals, expansions or extensions of any Space Lease.

      6. Apportionments.

      (a) The following are to be apportioned at the Closing as of 11:59 PM of the day immediately preceding the Closing (except as otherwise provided for herein, the apportionments shall be made in accordance with the customs in respect to Title Closing Recommended by The Real Estate Board of New York, Inc.):

            (i) Rents and additional rents under the Space Leases, as and when collected. As to any Space Lease(s) that provides for the payment of additional rent based upon a percentage of the Space Tenant's business during a specified annual period or other period, or provides for so-called "escalation rent" based upon increases in real estate taxes or operating expenses or labor costs or cost of living or porter's wages or otherwise (which such additional rent and "escalation rent" are collectively called "Overage Rent"), if the Closing shall occur prior to the time when any such Overage Rent is payable, then such Overage Rent for the applicable accounting period in which the Closing occurs shall be apportioned subsequent to the Closing; provided, however, in the case of Overage Rent on account of increases in real estate taxes, since Seller is apportioning real estate taxes as of June 30, 2000, the apportionment of such Overage Rent shall be made as of June 30, 2000 notwithstanding a date of Closing earlier than June 30, 2000. Purchaser agrees that it will receive in trust and pay over to Seller the proportion of such Overage Rent that the portion of such accounting period during which the Seller owned the Premises bears to the entire such accounting period. As to any Overage Rent in respect to an accounting period that shall have expired prior to the Closing but which shall become payable after the Closing, Purchaser agrees that it will receive and hold in trust such Overage Rent and pay the entire amount over to Seller upon receipt thereof. Seller shall furnish to Purchaser all information (including the form of the bill to be rendered) necessary for the billing of such Overage Rent. Purchaser agrees that it shall promptly render bills for and shall exercise reasonable due diligence in the collection of Overage Rent (but shall not be obligated to institute proceedings to collect the same) and shall, upon receipt thereof, promptly pay to Seller the amount to which Seller is entitled as above provided. If, prior to the Closing, Seller shall collect any sums on account of Overage Rent for a year or other period, or any portion of such year or other period, beginning prior but ending subsequent to the Closing, such sum shall be similarly apportioned at the Closing as of 11:59 PM of the day immediately preceding the Closing. At the request of either party, both parties will join in a direction to the respective Space Tenants under such Space Leases as to the division of Overage Rents in accordance with the foregoing provisions hereof.

            (ii) Real estate taxes, provided that in the case of real estate taxes, Seller agrees to be responsible for all such taxes due through June 30, 2000.

            (iii) Water rates, water meter charges and sewer rents, if any, on the basis of the fiscal period for which assessed which are not payable by the Space Tenants. If there be a water meter or meters on the Premises (other than meters under which charges are payable by a Space Tenant), the unfixed meter charges and the unfixed sewer rent thereon based for the time intervening from the date of the last reading shall be apportioned on the basis of such last reading, and shall be appropriately readjusted after the Closing on the basis of the next subsequent bills. As to any water charges and the accompanying sewer rent charges, payable by Space Tenant(s) as aforementioned, if the Space Tenant(s) shall have failed to pay such water charges and sewer rent, such unpaid charges and rents, and the liens, if any, resulting therefrom, shall not be objections to title, or be the basis of any claim whatsoever against Seller, and (i) Purchaser shall close title and accept delivery of the Deeds subject to such unpaid charges and rents and such liens without abatement or credit against the Purchase Price and (ii) Seller shall assign its rights against such Space Tenants to Purchaser. Seller agrees to cooperate with Purchaser in collecting such unpaid charges and rents from Space Tenants.

            (iv) The Reletting Expenses, if any.

            (v) Wages, vacation pay, pension and welfare benefits and other fringe benefits of the Union Employees (as defined in Article 31 hereof) that Purchaser has agreed to employ after Closing, which Union Employees are referred to on Schedules E-1 and E-2 attached hereto and made a part hereof, whose employment shall not have been terminated at or prior to the Closing.

            (vi) Prepaid charges under any Service Contracts which are assigned to Purchaser;

            (vii) Dues paid, if any, to the Realty Advisory Board on Labor Relations, Inc. provided the membership covered by such dues is transferable.

            (viii) License and permit fees on Licenses and Permits.

            (ix) Usable maintenance supplies in unopened containers based on Seller's actual cost therefor including sales tax.

            (x) Fuel, if any.

            (xi) All other income from and expense relating to the Properties of every type and nature as is customary with a closing of this type in the Borough of Manhattan, City, County and State of New York.

      (b) In connection with Section 6(a)(iii), Seller shall furnish readings of the water, other than meters measuring the consumption of water which are the direct responsibility of any Space Tenant, to a date not more than thirty (30) days prior to the Closing and the unfixed water rates and charges, sewer taxes and rents, if any, based thereon for the intervening time shall be apportioned on the basis of such last readings. If such readings are not obtainable by the Closing, then, at the Closing, any water rates and charges, sewer taxes and rents which are based on such readings shall be prorated based upon the per diem charges obtained by using the most recent period for which such readings shall then be available in accordance with Section 6(a)(iii) above. Seller agrees to indemnify Purchaser for any such water rates and charges, sewer taxes and rents which shall have accrued as of the date of Closing, other than those that are the direct responsibility of Space Tenants, which indemnification shall survive Closing for a period of nine (9) months; it being expressly agreed by Purchaser that the existence or possible existence of water rates and charges, sewer taxes and rents that shall have accrued as of Closing shall not constitute objections to title on the part of Purchaser.

      (c) If on the Closing either Property or any part thereof shall be or shall have been affected by any special or general assessment or assessments of real property taxes which are or may become payable in installments of which the first installment is then a charge or lien and has become payable, Seller shall pay or cause to be paid the unpaid installments of such assessments due which relate to a period prior to the Closing, and Purchaser shall pay or cause to be paid all installments which are either due or relate to a period on or after the Closing. The current installments, if any, shall be apportioned at the Closing.

      (d) In the event the apportionments in this Article 6 which are to be made at the Closing result in a credit balance (i) to Purchaser, such sum shall be paid at the Closing by giving Purchaser a credit against the balance of the Purchase Price in the amount of such credit balance or (ii) to Seller, Purchaser shall pay the amount thereof to Seller at the Closing by wire transfer of immediately available funds to the account or accounts designated by Seller for the balance of the Purchase Price.

      (e) The obligations of the parties under this Article 6 shall survive the Closing.

      7. Violations.

      Purchaser has had an opportunity to order a violations search with respect to the Premises. Purchaser agrees that Purchaser shall close title and accept delivery of the Deeds subject to any and all notes or notices of violations of law or municipal ordinances, order or requirements noted in or issued by any governmental authority having jurisdiction, against or affecting the Premises, without regard to the extent or the date of any such notes or notices; provided, however, that Seller shall pay (or caused to be dismissed) at or prior to the Closing any and all fines and penalties relating to such violations arising and noted of record prior to March 29, 2000, except for the fines and penalties relating to violations created by Space Tenants, which are the obligations of such Space Tenants under their respective Space Leases. Without limiting the generality of the foregoing, Purchaser acknowledges that Seller shall have no liability with respect to any violations of Local Law 11 which may be noted against the Premises prior to or after the Closing, and Purchaser shall accept title to the Properties subject to the obligation to perform at its own expense whatever work may be required to bring each of the Properties into compliance with Local Law 11.

      8. Pending Tax Proceedings.

      (a) Seller shall not withdraw, settle or otherwise compromise any proceedings, if any, then pending to review the real estate tax assessment of either of the Properties applicable to the fiscal tax year in which the Closing occurs or which directly affects such tax year or subsequent tax years without the consent of Purchaser, which consent shall not be unreasonably withheld or delayed. In the event such proceedings undertaken by Seller result in a refund of any real estate taxes paid by the Seller in respect of such fiscal tax year, such refund, less expenses, including without limitation reasonable attorneys' and appraisers' fees (which fees shall be paid to Seller from the refund proceeds prior to any apportionment), shall be apportioned between Seller and Purchaser as of July 1, 2000, and the corresponding amount shall be paid over by the party receiving the same to the other promptly upon receipt thereof.

      (b) Purchaser shall not withdraw, settle or otherwise compromise any proceedings, if any, to review the real estate tax assessment of either of the Properties applicable to the fiscal tax year in which the Closing occurs or which directly affects such tax year or prior tax years without the consent of Seller, which consent shall not be unreasonably withheld or delayed. In the event such proceedings undertaken by Purchaser result in a refund of any real estate taxes paid by Seller in respect of such fiscal tax year or (in lieu of such a refund) a credit against future real estate taxes payable by Purchaser, such refund or credit, less expenses, including without limitation reasonable attorneys' and appraisers' fees (which fees shall be paid to Purchaser from the refund proceeds prior to any apportionment), shall be apportioned between Seller and Purchaser as of July 1, 2000 and the corresponding amount shall be paid over by the party receiving same to the other promptly upon receipt thereof in the case of a refund or upon the granting of a credit against future real estate taxes in the case of such a credit in lieu of a refund.

      (c) If any refund of real property taxes shall, under the applicable Space Leases, require a portion of such refund to be paid to the Space Tenants, Purchaser to the extent Purchaser receives such refund shall be responsible and liable for refunding such taxes to the Space Tenants, and shall pay to Seller the net amount of such refund applicable to the period prior to the Closing.

      (d) If, as a result of any proceedings to review the real estate tax assessment of either of the Properties, the "base tax year" on which tax escalation rent is charged to any Space Tenants, if applicable, is reduced such that additional tax escalation rent is owed by the Space Tenant(s), then Seller shall be entitled to receive all amounts as additional real estate tax escalation rent paid by such Space Tenants with respect to the period prior to the Closing and Purchaser shall be entitled to receive all amounts paid by such Space Tenants with respect to the period following the Closing.

      (e) Seller and Purchaser agree to act in good faith and diligently to resolve any dispute arising under paragraphs (a)-(c) of this Article 8, so as to fairly allocate the impact of any such withdrawal, settlement or compromise.

      (f) The provisions of this Article 8 shall survive the Closing.

      9. "As-Is".

      Purchaser represents to Seller that (a) Purchaser has examined, inspected, and investigated to the full satisfaction of Purchaser, the physical nature and condition of each of the Properties, (b) neither Seller nor any agent, officer, employee, or representative of Seller has made any representation whatsoever regarding the subject matter of this

Contract or any part thereof, including (without limiting the generality of the foregoing) representations as to the physical nature or condition of the
Premises, or the Space Leases, or operating expenses or carrying charges affecting the Premises, except as expressly set forth in this Contract, and (c) Purchaser, in executing, delivering and performing this Contract, does not rely upon any statement, information or representation to whomsoever made or given whether to Purchaser or others, and whether directly or indirectly, verbally or in writing, made by any person, firm or corporation except expressly and specifically as set forth herein. Seller is not liable for, or in any way bound by, any verbal or written agreements, representations, real estate brokers' "set-ups" or for information pertaining to the Premises furnished by any real estate broker, agent, employees, servant or other person, unless the same are expressly and specifically set forth in this Contract. Without limiting the foregoing, but in addition thereto, Purchaser shall take the Premises in their "AS-IS" condition, subject to such reasonable use, wear, tear, natural deterioration and damage and destruction as may occur between the date hereof and the Closing subject to Article 12 hereof, and subject to the Violations as provided in Article 7 hereof. Seller shall not be responsible for any latent, patent or other defect or change in the condition of the Premises or personal property, including without limitation the presence of asbestos, chlordane, radon, PCB's urea formaldehyde, gasoline or diesel fuel or any other chemicals, substances or materials whether or not such condition may cause or pose hazardous health conditions or in any way diminish the value of the Premises.

      10. Security Deposits.

      Space Tenants' securities deposited under Space Leases, and any interest or other earnings accrued thereon (less any portion of such interest or other earnings representing an administrative fee to which Seller, as landlord, shall be entitled pursuant to the applicable Space Lease and applicable law), including without limitation any letters of credit or any other non-cash security (collectively, the "Security Deposits"), shall be turned over by Seller to Purchaser at the Closing, with Seller and Purchaser paying equally for all costs of transfer of any Security Deposits in the form of letters of credit. In the event that the Security Deposits in the form of a letter of credit cannot be transferred at the Closing, Seller agrees to cooperate with Purchaser in implementing such transfer after the Closing and, if it cannot be achieved, Seller will cooperate and assist Purchaser in presenting same for payment and shall deliver the proceeds thereof to Purchaser; it being agreed that Seller's obligations as set forth in this sentence shall survive the Closing; it being further agreed, however, that Seller shall have no liability whatsoever with respect to the failure of any issuing bank to honor or transfer any such letter of credit. It is further agreed that nothing herein contained shall be deemed to prevent Seller from applying security prior to the Closing in order to liquidate any claim under any Space Lease or to compromise, adjust or settle any claim against any Space Tenant by the application of such security, provided that Seller so notifies Purchaser and such compromise, adjustment or settlement shall not affect the Space Tenant's liability for rent or additional rent after the Closing.

      11. Broker.

      (a) Purchaser represents to Seller that no broker, finder or other person, other than Helmsley-Spear, Inc. ("Helmsley-Spear") and Eastern Consolidated ("Eastern") brought about this transaction. Seller shall be responsible for any commission or other compensation due to Helmsley-Spear in connection with this transaction, and Purchaser shall be responsible for any commission of other compensation due to Eastern in connection with this transaction. Purchaser shall indemnify and hold Seller free and harmless from and against any damages, costs or expenses (including, but not limited to, reasonable attorneys' fees and disbursements) suffered by Seller arising from a claim by any broker or finder, other than Helmsley-Spear, that such broker or finder has dealt with Purchaser in connection with this transaction. Seller shall, after receipt of knowledge of any such claim, notify Purchaser of such claim, and Purchaser shall have the right to defend such claim by counsel of its choice and at the sole expense of Purchaser.

      (b) Seller represents to Purchaser that no broker, finder or other person, other than Helmsley-Spear and Eastern brought about this transaction. Seller shall indemnify and hold Purchaser free and harmless from and against any damages, costs or expenses (including, but not limited to, reasonable attorneys' fees and disbursements) suffered by Purchaser arising from a claim by any broker or finder other than Eastern, that such broker or finder has dealt with Seller in connection with this transaction other than a claim covered by the provisions of Section 11(a) above. Purchaser shall, after receipt of knowledge of any such claim, notify Seller of such claim, and Seller shall have the right to defend such claim by counsel of its choice and at the sole expense of Seller.

      (c)  The   provisions  of  this  Article  shall  survive  the  Closing  or termination of this Contract.

      12. Risk of Loss.

      (a) Condemnation. If, between the date hereof and the Closing, any condemnation or eminent domain proceedings are initiated which would result in the taking of all or any material portion of the Property, then Purchaser may elect to terminate this Contract by giving written notice of its election to Seller within fifteen (15) days after receiving notice of such prospective taking. For purposes of this Contract a condemnation or eminent domain proceeding has been "initiated" if Seller has received a written notice from the applicable governmental authority that all or any portion of the Property is to be taken. If Purchaser shall so elect to terminate this Contract then (i) Purchaser shall be entitled to the return of the Deposit (and the Additional Deposit, if applicable) and the Promissory Note (and the Additional Promissory Note, if applicable), and (ii) neither party hereto shall have any further obligations or liabilities to the other under this Contract, except for those which expressly survive the termination of this Contract. If Purchaser does not elect to terminate this Contract, then the parties hereto shall proceed to the Closing without reduction of or offset against the Purchase Price and Purchaser shall have no other claim against Seller. In such event, all of Seller's right, title and interest in and to any condemnation proceeds paid or payable in connection therewith shall be assigned to Purchaser. For the purposes of this section, "material portion" shall mean any taking that takes (1) more than fifteen percent (15%) of the net rentable area of the Premises or (2) the lobby area in the Premises. If, between the date hereof and the Closing, any condemnation or eminent domain proceedings are initiated which would result in the taking of less than a material portion of the Property, then neither Seller nor Purchaser may terminate this Contract and the parties shall proceed to the Closing without reduction of or offset against the Purchase Price and Purchaser shall have no other claim against Seller. In such event, all of Seller's right, title and interest in and to any condemnation proceeds paid or payable in connection therewith shall be assigned to Purchaser.

      (b) Destruction or Damage. In the event that either of the Properties shall be damaged or destroyed by fire or any other casualty ("Casualty") prior to the Closing, Seller shall give Purchaser written notice of such event, which notice shall include a description of the Casualty in reasonable detail, an estimate of the cost of repair or restoration thereof and a description of any effect thereof upon any existing Space Leases. In the event the Premises shall suffer a Casualty less than "substantial destruction", as defined below, this Contract shall remain in full force and effect and on the Closing Seller shall transfer and/or assign to Purchaser any and all monies and claims (including, without limitation, Purchaser's share of any monies and claims relating to the value of lost rentals) received by or accrued to Seller on account of such Casualty, less such sums, if any, as shall have been expended by Seller (with Purchaser's consent, except in cases of repairs to correct imminently dangerous conditions for which no consent shall be required) in connection with the repair or restoration of such Casualty, and there shall be credited towards the Purchase Price the amount of any deductible under the insurance policy covering such Casualty. In the event of substantial destruction of either of the Properties, Purchaser shall have the option, exercisable by written notice to Seller not later than fifteen
(15) days after the later of (y) the giving of Seller's notice required pursuant to the first sentence of this subparagraph (i), or (z) the determination of the cost to repair or restore pursuant to the last sentence of this subparagraph
(i), to cancel this Contract. If Purchaser so elects to cancel this Contract, the Deposit (and the Additional Deposit, if applicable) and the Promissory Note (and the Additional Promissory Note, if applicable) shall be promptly returned to Purchaser and this Contract shall be deemed cancelled and of no force and effect and neither party shall have any further rights or liabilities against or to the other. If Purchaser does not so elect to cancel this Contract, this Contract shall remain in full force and effect and on the Closing Seller shall transfer and/or assign to Purchaser any and all monies and claims (including, without limitation, Purchaser's share of any monies and claims relating to the value of lost rentals) received by or accrued to Seller on account of such substantial destruction, less such sums, if any, that shall have been expended by Seller (with Purchaser's consent, except in cases of repairs to correct imminently dangerous conditions for which no consent shall be required) in connection with the repair or restoration of such Casualty, and there shall be credited towards the Purchase Price the amount of any deductible under the insurance policy covering such Casualty. As used herein, the term "substantial destruction" shall mean a Casualty which shall require repairs to or restoration of the Premises, the estimated cost of which shall exceed Six Million and 00/100 ($6,000,000.00) Dollars. In case of any dispute as to the estimated cost of repairs to or restoration of any Casualty, such dispute shall be determined by a reputable, independent contractor selected by Seller and approved by Purchaser (which approval Purchaser agrees not to unreasonably withhold or delay) whose estimate of such cost shall be incorporated in a bid irrevocable for a period of thirty (30) days and shall be binding upon Seller and Purchaser and the Closing date shall be adjourned until such cost is determined.

            (ii) In the event of an uninsured casualty, Seller hereby agrees to expend up to, but not more than, $500,000 in the aggregate, in order to repair such casualty or grant Purchaser a credit against the Purchase Price in the amount of the actual cost to cure or satisfy the same, but in no event shall such credit be greater than $500,000. In the event that the cost to repair an uninsured casualty exceeds the maximum amount to be expended and Seller elects not to expend or give Purchaser a credit for more than such maximum amount to repair the same, Seller shall give Purchaser notice of its election, and, in such event Purchaser shall have the right to (i) cancel this Contract (in which event the provisions of Section 26(b)(ii) shall apply), by sending written notice to the Seller that it elects to cancel the Contract on or before the fifth (5th) day after the Purchaser has received notice that the cost to repair such uninsured casualty will exceed $500,000 and that Seller has elected not to expend such additional amount necessary to repair or (ii) close title to the Premises with a credit against the Purchase Price in the aggregate amount required to repair such uninsured casualty, but not to exceed the sum of the aggregate maximum amount to be expended so to repair such uninsured casualty as set forth above. If Seller shall be obligated or shall elect to repair such uninsured casualty pursuant to this Section 12(b), Seller shall be entitled to adjourn the Closing for up to sixty (60) days to effectuate such cure.

            (iii) Without limiting the generality of the provisions of this Article, in the event there shall be a Casualty, and this Contract is not cancelled by either Seller or Purchaser in accordance with the provisions of this Article, as the case may be, and as a result of which Casualty, insurance proceeds have been paid or are payable with respect to the value of lost rentals, then in such event, said insurance proceeds shall be apportioned as and when collected as of the Closing and Seller shall transfer and/or assign to Purchaser at the Closing the right to receive the portion of such insurance proceeds, if any, to which Purchaser is entitled pursuant to such apportionment.

      (c) The provisions of this Article supersede the provisions of Section 5-1311 of the General Obligations Law of the State of New York.

      (d) From the date hereof until the Closing, Seller shall continue to carry, and shall keep in full force and effect, casualty insurance and rental insurance each in an amount not less than, with a deductible not greater than, and affording substantially the same coverage as, the casualty and rental insurance policies covering the Properties as of the date hereof and as listed on Schedules F-1 and F-2 attached hereto, to the extent such policies are reasonably obtainable from commercial sources at commercially reasonable rates. If such policies are not obtainable at commercially reasonable rates, Seller will give notice to Purchaser and use commercially reasonable efforts to obtain as similar insurance coverage as possible in the circumstances to the coverage shown on Schedules F-1 and F-2.

      13. Status of Title.

      Seller shall give, and Purchaser shall accept, fee simple title to the Premises subject only to (a) the Permitted Exceptions as provided in Article 3 of this Contract, (b) the usual stipulations and conditions contained in, plus the standard printed exclusions from coverage contained in, the standard form of insuring agreement employed by Chicago Title Insurance Company, First American Title Insurance Company and/or such other national title companies as Purchaser shall elect to issue title insurance (collectively, the "Title Company") and (c) such other exceptions as such Title Company shall be willing to omit as exceptions to coverage or insure against collection out of, or enforcement against, the Premises.

      14. Closing.

      (a) Subject to Purchaser's right to postpone or adjourn the date of Closing, the Closing of title (the "Closing") shall take place on the later of
(i) the date which is sixteen (16) days after the date upon which Seller shall have provided to Purchaser evidence of receipt of Tenant Estoppel Certificates in the form and covering the minimum amount of leased space under Space Leases set forth in Section 27(a)(xiv) hereof and

Seller's commitment to deliver Seller's Substitute Estoppel Certificates required to meet the requirements for Closing set forth in Section 27(a)(xiv) or
(ii) May 4, 2000, at the offices of Stadtmauer Bailkin LLP, attorneys for the Seller, 850 Third Avenue, New York, New York 10022 or, if required by Purchaser, at the offices of the attorneys of the Purchaser's lender located within the City of New York, at 10:00 o'clock in the forenoon on that the applicable Closing date, TIME BEING OF THE ESSENCE with respect to said applicable Closing date, as to Purchaser only.

      (b) Notwithstanding the foregoing, Purchaser shall have the right to postpone the date of Closing for a period of up to fourteen (14) days, on the condition that Purchaser delivers the Additional Deposit and the Additional Promissory Note to the Escrow Agent not less than three (3) days prior to the then scheduled Closing date, TIME BEING OF THE ESSENCE with respect to the delivery of the Additional Deposit and the Additional Promissory Note; it being expressly understood by Purchaser that failure to timely deliver the Additional Deposit and the Additional Promissory Note shall be deemed to be a waiver of Purchaser's right to adjourn the Closing beyond the then scheduled Closing date. In the event of such adjournment, TIME SHALL BE OF THE ESSENCE, as to Purchaser only, with respect to the adjourned date of Closing.

      (c) On the day which is two (2) business days prior to the applicable date of Closing, the parties hereto shall meet at the aforesaid location at 10:00 a.m. for a pre-closing (the "Pre-Closing") to (i) examine and approve, to the extent practicable, all of the documents required to be delivered under this Contract by each of the parties hereto, (ii) agree, to the extent practicable, upon the apportionments pursuant to Section 6, and (iii) settle such other matters as are customarily determined in advance of Closing.

      15. Notices.

      All notices hereunder by either party to the other shall be in writing and shall be served by personal delivery, sent by registered or certified mail, return receipt requested, or by overnight courier providing receipt of delivery, and shall be addressed to Seller at the address given for Seller at the beginning of this Contract to the attention of Mr. Irving Schneider, with a copy of each such notice to Seller to be concurrently delivered in the same manner to:

          Stadtmauer Bailkin LLP
          850 Third Avenue, 19th Floor
          New York, NY 10022
          Attention:  Marshall J. Cohen, Esq.

and shall be addressed to Purchaser at the address given for Purchaser at the beginning of this Contract to the attention of Charles Lindwall, with a copy of each such notice to Purchaser to be concurrently delivered in the same manner to:

          Mayer Brown & Platt
          1675 Broadway
          New York, NY 10019
          Attention:  Robert Bressman, Esq.

      Notices shall be deemed served and received three (3) days after the date of registration with the postal authorities if sent by registered mail, three
(3) days after the date of mailing if sent by certified mail, or one (1) day after sending by overnight courier or on the date of delivery if the overnight courier is instructed to deliver the notice more than one day after the notice is placed in the hands of the overnight courier. Notices on behalf of the respective parties may be given by their attorneys and such notices shall have the same effect as if in fact subscribed by the party on whose behalf it is given. Notices may be served by personal delivery, if a signed receipt of delivery shall be obtained, and shall be deemed served and received on the date indicated on such receipt of delivery if delivered prior to 6:00 p.m., and on the next business day if delivered after 6:00 p.m.

      16. Franchise Taxes.

      Unpaid franchise taxes, dissolution taxes or any other similar taxes so levied, of any corporation in the chain of title shall not be an objection to title so long as the Title Company insures against collection of any such taxes out of or enforcement against the Premises.

      17. Title Report.

      Purchaser has ordered and received updated title reports and surveys for each of the Properties from the Title Company. Purchaser shall from time to time promptly, after obtaining knowledge thereof, notify Seller of any defects, encumbrances, encroachments or other objections to title not herein expressly consented to by Purchaser or permitted hereunder.

      18. Seller's Limit of Liability.

      (a) If on the date set for the Closing in Article 14 hereof, it should appear that either of the Properties is affected by any lien or encumbrance, outstanding interest or question of title not a Permitted Exception, Seller's only obligation to satisfy the same shall be as follows: (i) with respect to mortgages and any other liens created by Seller by its voluntary acts, Seller shall be obligated to expend up to the Purchase Price in order to cure or satisfy such mortgages and such voluntary liens (other than mechanic's liens) created by Seller's acts ("Voluntary Objections"), (ii) with respect to mechanic liens (other than mechanic's liens arising from the acts of any Space Tenant as to which Seller shall have no obligation and shall not be the basis of a title objection on the part of the Purchaser), Seller shall comply with the provisions of Section 18(b) below, and (iii) with respect to (A) judgments and (B) all other liens, encumbrances, outstanding interests or questions of title which can be removed solely by the payment of a liquidated sum, but have not been created by Seller by its voluntary acts ("Non-Voluntary Objections"), Seller shall use all reasonable efforts to cause the Title Company to either omit such Non-Voluntary Objection(s) or insure against collection against the Properties on account of such Non-Voluntary Objection(s) and, in connection therewith, Seller hereby agrees to expend up to, but not more than, $500,000 in the aggregate, in order to cure or satisfy the Non-Voluntary Objections or grant Purchaser a credit against the Purchase Price in the amount of the actual cost to cure or satisfy the same, but in no event shall such credit be greater than $500,000. In the event that the cost to cure or satisfy Non-Voluntary Objections exceeds the maximum amount to be expended and Seller elects not to expend or give Purchaser a credit for more than such maximum amount to cure or satisfy the same, Seller shall give Purchaser notice of its election, and, in such event Purchaser shall have the right to (i) cancel this Contract (in which event the provisions of Section 26(b)(ii) shall apply), by sending written notice to the Seller that it elects to cancel the Contract on or before the fifth (5th) day after the Purchaser has received notice that the cost to satisfy or cure the Non-Voluntary Objections will exceed $500,000 and that Seller has elected not to expend such additional amount necessary to obtain such cure or
(ii) close title to the Premises with a credit against the Purchase Price in the aggregate amount required to cure or satisfy such Non-Voluntary Objections, but not to exceed the sum of the aggregate maximum amount to be expended so to cure or satisfy such Non-Voluntary Objections as set forth above. If Seller shall be obligated or shall elect to cure any Title Objections pursuant to this Section 18(a), Seller shall be entitled to adjourn the Closing for up to sixty (60) days to effectuate such cure.

      (b) Notwithstanding anything to the contrary contained in Section 18(a) hereof: Seller shall be deemed to have satisfied its obligations hereunder and Purchaser shall have no right to raise any Title Objections or otherwise be excused from its obligations to close title to the Premises, if the Title Company shall omit such Voluntary or Non-Voluntary Objections as exceptions to coverage or insure against collection out of, or enforcement against, the Premises on account of any such Title Objections. With respect to any mechanics' liens which may constitute a Title Objection as of the Closing date, Seller will provide such customary and reasonable affidavits and indemnities so as to induce the Title Company to insure against collection of such mechanics' liens out of the Premises.

      (c) If Seller elects to adjourn the Closing as provided in this Article 18, this Contract shall remain in effect for the period or periods of adjournment, in accordance with its terms.

      (d) Except as expressly provided in Section 18(a) or Section 18(b) above, nothing contained in this Article 18 shall be deemed to require Seller to take or begin any action or proceeding or any other steps to remove any defect in or objection to title or to expend any moneys therefor, nor shall Purchaser have any right of action against Seller therefor, at law or in equity, for damages or specific performance; however, Purchaser, if request is made within a reasonable time prior to the Closing, agrees to provide at Closing separate certified checks as requested, aggregating the amount of the balance of the Purchase Price, to facilitate the payment of any sums which Seller may elect to expend to clear title defects, if any.

      (e) Notwithstanding the foregoing provisions of this Article 18, Purchaser may at any time accept such title as Seller can convey, notwithstanding the existence of any title defect not provided for in this Contract, without reduction of the Purchase Price or any credit or allowance on account thereof or any claim against Seller, except as provided in Section 18(a) above. The acceptance of the Deeds shall be deemed to be full performance of, and discharge of, every agreement and obligation on Seller's part to be performed under this Contract, except for those which this Contract specifically provides shall survive the Closing.

      19. Vendee's Lien.

      (a) In case of default by Seller, the Deposit (and the Additional Deposit, if applicable) then being held by Escrow Agent and the "net cost of title examination" are hereby made liens upon the Premises but such liens shall not continue after termination of this Contract by reason of Purchaser's default. The term "net cost of title examination" is defined for purposes of this Contract as the expense actually incurred by Purchaser for title examination, without issuance of policy, plus the cost, if any, incurred by Purchaser in updating any survey referred to in Schedules B-1 and B-2.

      (b) If for any reason whatsoever Seller shall be unable to convey title to both of the Properties subject to and in accordance with the terms of this Contract, including without limitation Seller's obligation under Section 18(a) above, and Purchaser elects not to accept the title to both Properties that Seller can convey, then the sole obligation of Seller shall be to refund the Deposit (and the Additional Deposit, if applicable) and to return the Promissory Note (and the Additional Promissory Note, if applicable) then being held by Escrow Agent and to reimburse Purchaser for the net cost of title examination, and upon the making of such refund and reimbursement, this Contract shall become void and of no further force or effect, neither party hereto shall have any further claim against the other by reason of this Contract and the lien, if any, of Purchaser against the Properties, individually and collectively, shall wholly cease; it being understood and agreed that Purchaser has hereby obligated itself to purchase both of the Properties and shall not have the right to buy one of the Properties without purchasing the other, whatever the reason for Purchaser's failure to buy one of the Properties.

      20. Discharge of Encumbrances.

      The amount of any unpaid taxes, assessments, water charges and sewer rents which Seller is obligated to pay and discharge, with the interest and penalties thereon to a date not less than two (2) business days after the date of Closing, may at the option of Seller be allowed to Purchaser out of the balance of the Purchase Price, provided official bills therefor, with interest and penalties thereon computed to said date are furnished by Seller at the Closing. If on the date of Closing there are any other liens or encumbrances which Seller is obligated to pay and discharge, Seller may use (but shall not be obligated to use, unless otherwise provided herein) any portion of the balance of the Purchase Price to satisfy the same, provided Seller shall deliver to Purchaser at the Closing instruments in recordable form and sufficient to satisfy such liens and encumbrances of record, together with the cost of recording or filing said instruments. Purchaser, if request is made within a reasonable time prior to the Closing, agrees to provide at the Closing separate certified checks as requested to facilitate the satisfaction of any such liens or encumbrances. The existence of any such taxes, assessments, water charges or sewer rents or other liens or encumbrances shall not be deemed objections to title if Seller shall comply with the foregoing requirements. If the Title Company is willing to insure Purchaser that such taxes, assessments, water charges, sewer rents, liens and encumbrances will not be collected out of or enforced against the Premises, then Seller shall have the right, in lieu of payment and discharge, to deposit with the Title Company such funds or assurances or to pay such special or additional premiums as the Title Company may require in order so to insure. In such case the taxes, assessments, water charges, sewer rents, liens and encumbrances with respect to which the Title Company has agreed so to insure shall not be considered objections to title.

      21. Application of Past Due Rents.

      (a) If at the Closing any past due base rentals are owing by any Space Tenant not collected by Seller pursuant to Article 10, Purchaser agrees that the first moneys received by Purchaser from any such Space Tenants shall be received by Purchaser as trustee to be disbursed as follows:

            (i) First, to Purchaser and Seller an amount equal to the then rental due from such Space Tenants for the month in which the Closing occurs, subject to adjustment as herein provided;

            (ii) Next, to Purchaser all rentals due from time to time from such Space Tenants for the period after the month in which the Closing occurs;

            (iii) Next, to Seller an amount equal to such arrears applicable to the month preceding the month in which the Closing occurs;

            (iv) Next, to Seller an amount equal to all other past due rentals owing by such Space Tenants to Seller; and

            (v) The balance, if any, to Purchaser.

      (b) Any sums received by Purchaser to which Seller is entitled shall be held in trust for Seller on account of said past due Rents payable to Seller, and Purchaser shall remit to Seller any such sums received by Purchaser to which Seller is entitled within five (5) business days after receipt thereof. If Seller receives any amounts after the Closing Date which are attributable, in whole or in part, to any period after the day immediately preceding the Closing, Seller shall remit to Purchaser that portion of the amounts so received by Seller to which Purchaser is entitled within five (5) business days after receipt thereof. Notwithstanding the foregoing, if any past due Rents are still uncollected six
(6) months after the Closing, Seller shall be entitled to take such steps, including the right to file suit, as Seller in its sole and absolute discretion deems necessary or appropriate to collect such sums, excepting only the right to bring any summary dispossess, eviction or similar proceeding or to terminate any Lease or to dispossess any tenant still in possession of its further right to occupy the premises demised to it under the Lease or other occupancy agreement. Purchaser agrees, at no cost to Purchaser, to cooperate with Seller in any manner reasonably requested by Seller in connection with any such collection efforts. The provisions of this subsection shall survive the Closing hereunder.

      (c) If, on the day immediately preceding the Closing, there are any Rents that have not been billed or have not been determined in accordance with the provisions of the Leases, or if billed, have not been collected by Seller as of the Closing Date, Purchaser shall (A) bill the same when billable, (B) cooperate with the Seller to determine the correct amount of such Rents, and (C) diligently pursue and use all reasonable efforts to achieve the collection of the same; provided, however, Purchaser shall not be required to institute any legal action or proceeding or incur any costs or expenses to collect same. Any amounts collected pursuant to this subsection 21(b)(ii) shall be apportioned and distributed in accordance with the provisions of subsection 21(b)(i) above. If the final determination of such Rents in accordance with the Leases shows that a net amount is owed by Purchaser to Seller, Purchaser shall within five (5) business days after receipt thereof remit such amount to Seller. Purchaser agrees to receive and hold any monies received on account of such Rents in trust for Seller and to pay same promptly to Seller as aforesaid.

      (d) If, at the time of Closing, there is accrued but unpaid insurance proceeds for loss of rents for a period during which the Closing occurs, such insurance proceeds for loss of rents shall be prorated between Seller and Purchaser as of the Closing in the same manner as provided herein for proration of past due rents, if, as and when received.

      22. Affidavit Regarding Judgments.

      If a search of the title discloses judgments, bankruptcies or other returns against other entities having names the same as or similar to that of Seller or any general partner of Seller, Seller will on request deliver to Purchaser and the Title Company at Closing an affidavit showing that such judgments, bankruptcies or other returns are not against Seller, any general partner as the case may be, and otherwise in such form and content that the Title Company will remove such judgments, bankruptcies or other returns as exceptions to title or will insure against collection of such judgments out of the Premises.

      23. Assignment of this Contract.

      This Contract may not be assigned by Purchaser without the prior written consent of Seller, except Purchaser shall have the right to designate one or more entities to take title to the Premises, provided that such entity or entities shall be "affiliated" with Purchaser; it being understood for purposes of this Article 23 that "affiliated" shall mean an entity which controls, is controlled by or is under common control with, Purchaser.

      24. Escrow Provisions.

      With respect to the Deposit (and the Additional Deposit, if applicable), Escrow Agent is instructed as follows:

      (a) Upon the Closing, the Deposit (and the Additional Deposit, if applicable) then being held shall be paid over to Seller and the Promissory Note (and the Additional Promissory Note, if applicable) shall be returned to Purchaser.

      (b) Prior to the  Closing or the  Closing  date set by Seller  pursuant to
Article 18, Escrow Agent shall deliver the Deposit (and the Additional Deposit, if applicable) and the Promissory Note (and the Additional Promissory Note, if applicable) to the party(ies) designated in a joint written directive delivered to Escrow Agent and signed by Purchaser and Seller (a "Joint Directive") or to a party hereto requesting same in a writing delivered to Escrow Agent and certifying therein that it is entitled to the Deposit (and the Additional Deposit, if applicable) pursuant to this Contract (a "Party Letter"). If Escrow Agent receives a Joint Directive, it promptly thereafter shall deliver the Deposit (and the Additional Deposit, if applicable) and the Promissory Note (and the Additional Promissory Note, if applicable) in accordance with the Joint Directive. If the Escrow

Agent receives a Party Letter, it promptly thereafter shall send a copy of the Party Letter to the other party hereto and will not release the Deposit (and the Additional Deposit, if applicable) and the Promissory Note (and the Additional Promissory Note, if applicable) pursuant to such Party Letter until five (5) business days after such delivery of a copy of the Party Letter to the other party; provided, however, if within five (5) business days after its receipt of a copy of the Party Letter, the other party objects in writing to the Escrow Agent to such delivery of the Deposit (and the Additional Deposit, if applicable), the Escrow Agent will hold the Deposit (and the Additional Deposit, if applicable) and the Promissory Note (and the Additional Promissory Note, if applicable) until it receives a Joint Directive or otherwise deal with the Deposit (and the Additional Deposit, if applicable) and the Promissory Note (and the Additional Promissory Note, if applicable) in accordance with the provisions of paragraphs (e) or (f) below.

      (c) For purposes of this Section 24, all deliveries must be delivered as follows:

            (i)   Deliveries  to  Purchaser  must  be  delivered  to  Purchaser,
Attention: Charles Lindwall, at the address of Purchaser as provided first above, with copies to Mayer Brown & Platt in accordance with Article 15 hereof.

            (ii) Deliveries to Seller must be delivered to Irving Schneider at the address of Seller as provided first above with copies to Stadtmauer Bailkin LLP in accordance with Article 15 hereof.

            (iii) Deliveries to the Escrow Agent shall be as provided in Section 15 hereof.

      (d) Escrow Agent is hereby instructed by Seller and Purchaser to invest the escrowed cash amount initially constituting the Deposit (and the Additional Deposit, if applicable) in interest bearing accounts at Chase Manhattan Bank. Any interest earned on the escrowed amount when received shall similarly be held in escrow by Escrow Agent and (i) if the Deposit (and the Additional Deposit, if applicable) under the terms of this Contract is to be paid over to Purchaser, then such interest shall similarly be paid over to Purchaser or (ii) if the Deposit (and the Additional Deposit, if applicable) is to be paid over to Seller, then such interest shall similarly be paid over to Seller. The party receiving such interest or the benefit of such interest shall pay the income taxes thereon. The identification or social security numbers, as the case may be, of the Seller and the Purchaser are listed on Schedule G attached hereto and made a part hereof.

      (e) Escrow Agent, by signing this Contract at the end hereof where indicated, signifies its agreement to hold the Deposit (and the Additional Deposit, if applicable) and the Promissory Note (and the Additional Promissory Note, if applicable) for the purpose as provided in this Contract. In the event of any dispute, Escrow Agent shall have the right, to the extent it has not received a Joint Directive, to deposit the Deposit (and the Additonal Deposit, if applicable) and the Promissory Note (and the Additional Promissory Note, if applicable) in court to await the final, unappealable resolution of such dispute. In any event, Escrow Agent shall not be personally liable so long as it acts in good faith.

      (f) Escrow Agent shall not incur any liability by reason of any action or non-action taken by it in good faith or pursuant to the judgment or order of a court of competent jurisdiction. Escrow Agent shall have the right to rely upon the genuineness of all certificates, notices and instruments delivered to it pursuant hereto, and all the signatures thereto or to any other writing received by Escrow Agent purporting to be signed by any party hereto, and upon the truth of the contents thereof. Before making payment or delivery of any moneys or documents held by Escrow Agent pursuant thereto, Escrow Agent shall have the right to require delivery to it of an executed and acknowledged receipt for the subject matter of the delivery to be made by him. In the event of any dispute between the parties as to which party is entitled to the Deposit (and the Additional Deposit, if applicable) or the Promissory Note (and the Additional Promissory Note, if applicable), as the case may be, or as to any other material fact, which in either case has been communicated in writing to the Escrow Agent, Escrow Agent shall refrain from taking any further action with respect to the subject matter of the escrow until it receives a Joint Directive or until action by Escrow Agent is required by an order or judgment of a court of competent jurisdiction. Escrow Agent shall be entitled to consult with other counsel in connection with its duties hereunder. Seller and Purchaser jointly and severally agree to reimburse Escrow Agent for its reasonable costs and expenses, including attorneys' fees (either paid to retained attorneys or representing the fair value of legal services rendered by Escrow Agent to itself) incurred as a result of any dispute or litigation arising hereunder; provided, however, that Escrow Agent shall not otherwise charge any fee for acting as Escrow Agent and carrying out its duties hereunder.

      (g) The parties hereto acknowledge that Stadtmauer Bailkin LLP has represented and continues to represent the Seller. In the event of a dispute between the parties hereto regarding the disposition of the Deposit (and the Additional Deposit, if applicable) and the Promissory Note (and the Additional Promissory Note, if applicable), by litigation or otherwise, the Seller may be represented by Stadtmauer Bailkin LLP, which also serves as Escrow Agent under this Contract.

      25. Transfer of Title.

      (a) The deeds to the Premises (the "Deeds" and, individually, a "Deed") shall in each instance be the equivalent of a New York Bargain and Sale Deed without Covenants in proper statutory short form for recording (in the forms attached hereto as Exhibit 3) and shall be duly executed and acknowledged so as to convey to Purchaser the fee simple title to each of 245 Fifth Avenue and 261 Fifth Avenue, except as herein stated, and shall contain the covenant required by subdivision 5 of Section 13 of the Lien Law.

      (b) At the Closing Seller shall deliver:

            (i) to the Title Company, a certified or bank check to the order of the recording officer of New York County in which the Deeds are to be recorded for the amount of the documentary stamps to be affixed to the Deeds in accordance with Article 31 of the Tax Law, and a certified or bank check to the order of the appropriate officer for any other tax payable by reason of the delivery of the Deeds (all such taxes being the sole responsibility of Seller), and a return in respect of each of the Deeds, if any be required, duly signed and sworn to by Seller. Purchaser agrees to sign (and swear to, if appropriate) such returns (reasonably acceptable to Purchaser) and request the Title Company to cause such check and such returns to be delivered to the appropriate office promptly after the Closing; and

            (ii) to the Title Company, a certified or bank check or checks to the order of the Finance Administrator for the amount of the Real Property Transfer Tax imposed by Title II of Chapter 46, as amended, of the
Administrative Code of the City of New York in respect of the Deeds and will also deliver to the Purchaser the returns in respect of the Deeds required by said statute and the regulations issued pursuant to the authority thereof, duly signed and sworn to by Seller (all such taxes being the sole responsibility of Seller). Purchaser agrees to sign and swear to such return(s) reasonably acceptable to Purchaser and to request the Title Company to cause such check and such return to be delivered to the City Register promptly after the Closing. Nothing herein contained, including without limitation the allocation of the Purchase Price for transfer tax purposes, shall imply a right of Purchaser, or confer a right upon Purchaser, to acquire either of the Properties without the other.

      (c) Anything contained in subdivision (i) and (ii) of (b) above to the contrary notwithstanding, Seller may, at its option, elect not to deliver said checks and, instead, may direct Purchaser to deliver any or all of the said checks and allow to Purchaser as a credit against the Purchase Price the amount of said checks delivered by Purchaser.

      (d) The provisions of Sections 25(b)(i) and (ii) hereof shall survive the Closing.

      26. Liquidated Damages; Remedies.

      (a) If Purchaser fails to close title in accordance with the terms hereof on or before the applicable TIME OF THE ESSENCE Closing date as provided in
Article 14, Seller may terminate this Contract. Purchaser acknowledges that if Purchaser shall default under this Contract, Seller will suffer substantial adverse financial consequences as a result thereof. Accordingly, Seller's sole and exclusive remedies against Purchaser shall be (i) to receive the Deposit (and the Additional Deposit, if applicable) and the Promissory Note and the Additional Promissory Note, if applicable) from the Escrow Agent and (ii) to retain the Deposit (and the Additional Deposit, if applicable) and demand and collect all amounts due under the Promissory Note (and the Additional Promissory Note, if applicable), as and for its liquidated damages, it being agreed that Seller's damages will be difficult, if not impossible, to ascertain, and Purchaser and Seller shall have no further rights or obligations under this Contract, except those expressly provided herein to survive the termination hereof.

      (b) In the event that Seller defaults in its obligations hereunder and Seller is unable or unwilling to cure such default within ten (10) days after notice to Seller (or such longer period as elsewhere provided herein), Purchaser's sole and exclusive remedy shall be either (i) to seek specific performance by Seller of its obligations hereunder; provided, however, that Seller shall not be required to take any actions or incur any expenses to cure such defaults beyond the express requirements of this Contract, or (ii) to terminate this Contract and upon termination Seller shall not have any further liability or obligation to Purchaser hereunder nor shall Purchaser have any further liability or obligation to Seller hereunder, except for such liabilities or obligations as are specifically stated to survive the termination of this Contract, and except that Seller shall cause the Deposit (and the Additional Deposit, if applicable) and the Promissory Note (and the Additional Promissory Note, if applicable) to be returned to Purchaser and shall reimburse Purchaser for the net cost of title examination.

      (c) It is understood and agreed that Purchaser has hereby obligated itself to purchase both of the Properties and shall not have the right to buy one without purchasing the other, whatever the reason for Purchaser's failure to buy one of the Properties.

      27. Seller's and Purchaser's Representations.

      (a) Seller represents as of the date hereof as follows:

            (i) Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of New York.

            (ii) Seller has all requisite power and authority to enter into and perform all of the transactions contemplated by this Contract. This Contract is a legal, valid and binding obligation of Seller.

            (iii) Seller has duly authorized the execution, delivery and performance of this Contract and each agreement, document, or instrument required to be executed and delivered by Seller pursuant to this Contract. The execution, delivery or performance of this Contract or any other such document will not violate any term of Seller's partnership agreement.

            (iv) The execution and delivery by Seller of this Contract and all documents associated therewith and the performance by Seller of its obligations thereunder (i) do not constitute a violation of any provisions of law, any order, regulation, or decree of any court or agency of government, or any indenture, mortgage, deed, trust agreement, or any other instrument to which Seller is a party or by which it or either of the Properties is subject to or bound, and (ii) are not in conflict with nor will they result in a breach of or constitute (with due notice and/or lapse of time) a default under any such agreement or any other instrument.

            (v) Seller has not received written notice of any pending or threatened condemnation of all or any portion of either of the Properties.

            (vi) Subject to the provisions of Section 4(b) above, the Space Leases (subject to amendments and supplements, which have been delivered and initialed by Purchaser or are permitted pursuant to Article 5 of this Contract) constitute all of the leases and agreements relating to the right of use or occupancy of any portion of the Properties, it being acknowledged by Purchaser that Seller makes no representation with respect to subleases, licenses or other forms of agreement (oral or written), the rights under which derive from the Space Leases or by the acts of a Space Tenant, as to which Seller makes no representations. To Seller's actual knowledge, the Space Leases which Purchaser has examined and initialed are true, correct and complete in all material respects.

            (vii) Except as specifically noted otherwise on Schedule C-3, to Seller's actual knowledge, no written notice of a material default on the part of the tenant under any of the Space Leases has been sent by Seller, other than a default notice setting forth a default which, as of the date hereof, has been cured. Except as specifically noted otherwise on Schedule C-4, to Seller's actual knowledge, no written notice of a material default on the part of the landlord under any of the Space Leases has been received by Seller from a Space Tenant, other than a default notice setting forth a default which, as of the date hereof, has been cured.

            (viii) The service, maintenance, supply and management contracts referred to on Schedules D-1 and D-2 (subject to amendments and supplements permitted pursuant to Section 5A of this Contract, herein collectively the "Service Contracts") constitute all Service Contracts affecting the Properties in effect on the date hereof. To Seller's actual knowledge, the Service Contracts which Purchaser has examined and initialled are true, correct and complete in all material respects.

            (ix) To the Seller's actual knowledge, Seller has not received any written notice from any governmental authority, other than Violations covered under

Article 7 hereof, to the effect that it is missing any required Licenses and Permits which, if not obtained, would have a material adverse effect on either of the Properties.

            (x) Except for suits, actions, litigation or proceedings (1) listed on Schedule H-1 or (2) covered by insurance covering Seller and the Properties (with those exceeding $250,000 listed on Schedule H-2) and except for routine non-payment proceedings, to the best of Seller's knowledge, there is no suit, action, litigation or proceeding pending or threatened, before any court or governmental authority against or relating to, or would have a materially adverse effect upon, either of the Properties or the transactions contemplated by this Contract.

            (xi) Seller has no employees employed at the Properties except as listed on Schedules E-1 and E-2 and excluding summer or vacation replacements.

            (xii) Annexed hereto as Schedules F-1 and F-2 and made a part hereof is a list of all insurance policies presently affording coverage with respect to the Properties and the information contained thereon is complete and accurate in all material respects of the date hereof. The policies are in full force and effect and Seller has received no notices denying coverage thereunder.

            (xiii) To Seller's actual knowledge, the schedule of Space Tenant work ("Space Tenant Work") and leasing commissions ("Leasing Commissions") annexed hereto as Schedule I and made a part hereof sets forth all of the outstanding Space Tenant Work to be performed and Leasing Commissions due and payable or which may become payable after the date hereof with respect to the Properties.

            (xiv) Seller shall use commercially reasonable efforts, prior to the scheduled Closing Date, to obtain estoppel certificates signed by the Space Tenants (a "Tenant Estoppel Certificate") either in the form contemplated by the applicable lease or substantially in the form attached hereto as Exhibit 4 from Space Tenants under Space Leases covering in the aggregate not less than seventy five percent (75%) of all currently leased space under the Space Leases, it being understood and agreed that (1) in the event that Seller obtains Tenant Estoppel Certificates for less than 75% of all currently leased space under the Space Leases, Seller may substitute its own estoppel certificate ("Seller's Substitute Estoppel Certificates") for up to twenty five percent (25%) of all currently leased space under the Space Leases, (2) in no event shall Purchaser receive Tenant Estoppel Certificates from Space Tenants occupying less than 50% of all currently leased space under the Space Leases, (3) Seller shall not be obligated to incur any additional cost or expense to obtain any estoppel certificates and (4) Seller shall not be obligated or compelled to bring any action or institute any proceeding in furtherance of the foregoing; it being agreed that Seller's liability with respect to any of Seller's Substitute Estoppel Certificates shall survive the Closing for a period ending December 31, 2000. Without limiting the generality of the foregoing, Purchaser and Seller agree that for purposes of determining the percentage of currently leased space in the Premises, the square footage numbers in Schedules C-1 and C-2 shall be deemed to be controlling. If Seller shall fail to obtain and deliver to Purchaser at Closing Tenant Estoppel Certificates or Seller's Substitute Estoppel Certificates satisfying the requirements set forth in the preceding sentence, Purchaser may, in its sole and absolute discretion, terminate this Contract, whereupon the Deposit (and the Additional Deposit, if applicable) (together with any interest earned thereon) and the Promissory Note (and the Additional Promissory Note, if applicable) shall be returned to Purchaser and this Contract shall be of no further force or effect, and neither party shall have any further rights or liabilities against or to the other except as may arise under any provision of this Contract which by its terms survives the termination of this Contract.

            (xv) There are no real property tax reduction proceedings affecting or pending with respect to the Premises, except as disclosed on Schedule J.

            (xvi) All Security Deposits (and the form thereof) held by Seller under the existing Space Leases are set forth in Schedule K hereto.

Whenever a representation or warranty is made in this Contract on the basis of the "actual knowledge" of Seller, such representation and warranty is made with the exclusion of any facts disclosed in the written items, materials and other information regarding the Properties furnished by or on behalf of Seller to Purchaser on or prior to the Closing date, or otherwise known to Purchaser, and is made solely on the basis of the actual (as distinguished from implied, imputed, or constructive), current knowledge of Irving Schneider and Steven Lambert, individuals having the principal responsibility for overseeing the operation of the Properties, on the date on or as of which such representation or warranty is made, without any duty to make any inquiry or investigation or to review any files or other materials, and without attribution to Seller or any such named individual of facts or matters otherwise within the personal knowledge of any other officers, employees or agents of Seller or any third parties, including but not limited to tenants of the Properties or any property manager or leasing agent for the Properties.

      (b) Purchaser represents as of the date hereof and as of the date of Closing as follows:

            (i) Purchaser is a limited partnership duly organized and validly existing under the laws of the State of California and in good standing under the laws of the State of New York.

            (ii) Purchaser has all requisite power and authority to enter into and perform all of the transactions contemplated by this Contract. This Contract is a legal, valid and binding obligation of Purchaser.

            (iii) Purchaser has duly authorized the execution, delivery and performance of this Contract and each agreement, document, or instrument required to be executed and delivered by Purchaser pursuant to this Contract. The execution, delivery or performance of this Contract or any other such document will not violate any term of its operating agreement or any other agreement, judicial decree, statute or regulation to which Purchaser is a party or by which Purchaser may be bound or effected.

            (iv) The execution and delivery by Purchaser of this Contract and all documents associated therewith and the performance by Purchaser of its obligations thereunder (i) do not constitute a violation of any provisions of law, any order, regulation, or decree of any court or agency of government, or any indenture, mortgage, deed, trust agreement, or any other instrument to which Purchaser is a party or by which it or any of its property is subject to or bound, and (ii) are not in conflict with nor will they result in a breach of or constitute (with due notice and/or lapse of time) a default under any such agreement or any other instrument.

      (c) The representations made by Seller and Purchaser in Sections 27(a) and
(b) above shall survive the Closing for a period ending on December 31, 2000 and any claims which Purchaser may have with respect to such representations shall be made on or before December 31, 2000.

      28. Closing Documents and Closing Conditions.

      (a) Seller and/or Purchaser, as the case may be, shall, as indicated below, execute, acknowledge and/or deliver at the Closing the following (the items listed under subparagraphs (1) through (3) and (5) below being the "Seller's Closing Documents" and the items listed under subparagraphs (4) and
(5) below being the "Purchaser's Closing Documents"):

        (1) Seller shall execute, acknowledge, and deliver to Purchaser:

            (i) the Deeds in accordance with Article 25 hereof.

            (ii) a bill of sale, it being understood that no portion of the Purchase Price is being allocated to any fixtures, equipment or personal property; and it being further agreed that if any sales tax is assessed against such fixtures, equipment or personal property, Purchaser shall be responsible for such sales tax and that Purchaser's obligations with respect to such sales tax shall survive the Closing. Seller agrees to cooperate with Purchaser at no cost or liability to Seller in protesting any such sales tax.

        (2) With respect to each of the Properties, as applicable, Seller shall execute and deliver to Purchaser:

            (i) an Assignment of Space Leases and new Space Leases, if any, and the cash or other form of security being held as Security Deposits by Seller at the Closing, which Assignment shall be in substantially the form marked Exhibit 5 annexed hereto and made a part hereof;

            (ii) an Assignment of Service Contracts, which Assignment shall be in substantially the form marked Exhibit 6 annexed hereto and made a part hereof;

            (iii) an Assignment of all Seller's right, title and interest in and to all of the transferable Licenses and Permits , if any, and warranties and guaranties (if assignable), then in effect, and pertaining to the appropriate Property, which Assignment shall be in substantially the form marked Exhibit 7 annexed hereto and made a part hereof;

            (iv) the checks and returns referred to in Article 25(b)(i) and (ii) hereof; and

            (v) the FIRPTA affidavit provided in Article 30 hereof;

        (3) With respect to each of the Properties, as applicable, Seller shall deliver to Purchaser:

            (i) duplicate originals, or if duplicate originals are not available, true and complete copies of all of the Space Leases then in force and any guarantees of the obligations of any of the Space Tenants, which documents shall be delivered at the Closing or promptly thereafter by delivery of the files which Purchaser has reviewed and initialled;

            (ii) security deposits (and advance rents) under the Space Leases and new Space Leases; and

            (iii) duplicate originals or true and complete copies of all of the Service Contracts then in force and, to the extent in Seller's possession, of brokerage agreements;

            (iv) to the extent the same are in Seller's possession or in its reasonable control, a complete set of keys for the buildings on the Properties;

            (v) an updated rent roll dated not more than thirty (30) days prior to the Closing, it being understood that the delivery of such rent roll shall not be deemed to constitute Seller's representation or certification of its accuracy;

            (vi) an Internal Revenue Service Form 1099;

            (vii) All files, books and records at the Property held by or for the account of Seller, including without limitation, plans and specifications, lease files, brokerage agreements, keys and lease applications, as available (but excluding all Proprietary Material). As used herein, "Proprietary Material" shall mean any material (A) which, in Seller's good faith opinion, constitutes a part of Seller's unrelated business operations or Seller's financial records, or is subject to attorney-client or work product privilege or to confidentiality restrictions in favor of any independent third party or imposed by applicable law, including without limitation appraisals and other information concerning the valuation of the Property, internal communications of Seller, communications with real estate brokers or other third parties concerning the sale of the Property, and any loan document executed in connection with any loan to Seller or Seller's predecessor in interest; and (B) which is not required for the operation of the Improvements following the Closing in the reasonable judgment of Seller. All such Proprietary Material may be retained by and kept confidential by Seller.

            (viii) Plans and specifications, technical manuals and similar materials for the Building, to the extent in Seller's possession as of Closing.

            (ix) All current certificates of occupancy (or copies thereof), whether permanent or temporary, for all or any part of the Premises and assignable permits and licenses pertaining to the Premises, to the extent in Seller's possession as of Closing.

            (x) Tenant Estoppel Certificates or Seller's Substitute Estoppel Certificates with respect to the Space Leases to the extent required and as more particularly described in Section 27(a)(xv) hereof, which Tenant Estoppel Certificates or Seller's Substitute Estoppel Certificates shall be dated not earlier than thirty (30) days prior to the initially scheduled Closing Date.

            (xi) Such additional documents, consistent with the provisions of this Contract, as shall be reasonably required to consummate the transaction contemplated by this Contract (at no additional cost or liability to Seller), including without limitation an assignment of Seller's interest in any tax certiorari protests or proceedings pending as of the date of Closing with respect to the real estate tax year, 2000-2001.

        (4) Purchaser shall execute and deliver to Seller:

            (i) the Assignments of the Space Leases and new Space Leases (Exhibit 5);

            (ii) the Assignments of the Service Contracts (Exhibit 6); and

            (iii) the returns referred to in Article 25(b)(i) and (ii) hereof.

        (5) Seller and Purchaser shall execute a notice to the Space Tenants of each Property stating in substance that Purchaser has succeeded to Seller's interest as landlord under the Space Leases and that the security deposit (and advance rents), if any, under such Space Tenant's Space Lease has been transferred to Purchaser (except in the cases contemplated by Article 10 hereof). Such notice shall direct the Space Tenants to make all further payments to Purchaser, or its designee, of all sums due or to become due under their respective Space Leases, unless the last sentence of Section 6(a)(i) hereof shall apply. Within five (5) days following the Closing, Purchaser shall prepare the notices to Space Tenants and shall cause such notice to be mailed to the Space Tenants by certified or registered mail and shall provide Seller with copies thereof.

      (b) The obligation of Seller to transfer the Properties to Purchaser and to otherwise consummate the transaction contemplated hereby shall be subject to the satisfaction of the following conditions precedent on and as of the Closing:

            (i) All representations and warranties of Purchaser contained in this Contract shall have been true in all material respects when made and shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, and Purchaser shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Contract to be performed or complied with by Purchaser prior to or at the Closing;

            (ii) Seller shall have received Purchaser's Closing Documents as set forth under this Section; and

            (iii) Seller shall have received payment of the Purchase Price in accordance with Article 2 hereof and such other amounts as are due Seller hereunder.

      (c) The obligation of Purchaser to pay the Purchase Price, to purchase the Properties and otherwise consummate the transactions contemplated hereby shall be subject to the satisfaction of the following conditions precedent on and as of the Closing:

            (i) all representations and warranties of Seller contained in this Contract shall have been true in all material respects when made and the representations contained in the following subparagraphs of Section 27(a) shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing: (i) through
(iv), (vi), (viii), (xi) and (xiii) (except for any Space Tenant Work or Leasing Commissions which arise on account of new Space Leases or Modifications permitted hereby); it being expressly agreed by Purchaser that in the event that any such representations shall not be true in all material respects at and as of the

Closing, then Seller shall have the right, but not the obligation, to take appropriate remedial action for the purpose of eliminating (except to a de minimis extent) any adverse effect on the value of either of the Properties, if any, that arises from such representations not being true at and as of the Closing in a material respect, hereinafter referred to as "Remedial Action." Purchaser and Seller agree to negotiate in good faith to determine the appropriate Remedial Action to be undertaken by Seller, it being understood that such Remedial Action is only necessary as a prerequisite to Closing if the representation which is not true is material and causes an adverse effect (other than to a di minimis extent) on the value of either of the Properties and it being further understood that if the representation which is not true is immaterial, then Purchaser shall be required to close title as if such condition precedent to closing had been satisfied by Seller. If Seller performs the Remedial Action agreed to by the Purchaser and Seller or as determined by arbitration, then Purchaser shall be obligated to close title and the condition precedent to Closing which gave rise to the need to take Remedial Action shall be deemed satisfied. If Seller declines to perform the Remedial Action as determined by arbitration, then Seller need not close title and the sole obligation of Seller shall be to refund the Deposit (and the Additional Deposit, if applicable) and to return the Promissory Note (and the Additional Promissory Note, if applicable) then being held by the Escrow Agent and to reimburse Purchaser for the net cost of title examination, and upon the making of such refund and reimbursement, this Contract shall become void and of no further force or effect, and neither party hereto shall have any further claim against the other by reason of this Contract and the lien, if any, of Purchaser against the Properties;

            (ii) Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Contract to be performed or complied with by Seller prior to or at the Closing;

            (iii) Purchaser shall have received Seller's Closing Documents as set forth under this Article 28;

            (iv) The Promissory Note (and the Additional Promissory Note, if applicable) shall be returned to the Purchaser;

            (v) Purchaser shall have received title to the Properties pursuant to Section 13 of this Contract;

            (vi) Neither Seller nor any of the parties comprising Seller shall have filed a voluntary petition or in bankruptcy or shall have had an involuntary petition filed against it which has not been dismissed; and

      29. Further Assurances.

      The parties hereto each agree to act in good faith, to do such other and further acts and things, and to execute and deliver such instruments and documents (not creating any obligations additional to those otherwise imposed by this Contract), and to correct such errors, omissions or mistakes made by either party at or prior to the Closing and which may reasonably be requested from time to time, whether at or after the Closing, in furtherance of the purposes of this Contract, provided such documents are customarily delivered in real estate transactions in the City of New York, Borough of Manhattan or are otherwise required due to circumstances involved in the transactions contemplated hereunder and do not impose any material obligations upon any party hereunder except as set forth in this Contract. The provisions of this Article 29 shall survive the Closing.

      30. FIRPTA.

      (a) Seller represents that it is not a "foreign person", as that term is defined for purposes of the Foreign Investment in Real Property Tax Act, Internal Revenue Code, section 1445, as amended, and the regulations promulgated thereunder (collectively "FIRPTA").

      (b) At the closing, Seller shall deliver an affidavit to Purchaser, in a form complying with the provisions of FIRPTA, stating that Seller is not a foreign person for purposes of FIRPTA.

      31. Union Agreements.

      (a) Purchaser has been informed that Seller is or is obligated to become a signatory to the 1999 Commercial Building Agreement between Local 32B-32J Service Employees International Union, AFL-CIO and The Realty Advisory Board on Labor Relations, Inc. (collectively, the "Union Agreement"). On the Closing, Purchaser shall assume any and all obligations of Seller under the Union
Agreements accruing from and after Closing and Purchaser hereby agrees to indemnify and hold harmless Seller, its constituent partners, employees, agents, representatives and affiliates, from any and all claims, costs, debts, damages, fees, wages or wage supplements incurred by Seller pursuant to the Union Agreement or otherwise in connection with the sale of the Premises, arising from Purchaser's failure or refusal either to hire the employees previously employed at the Premises or to adopt and assume the Union Agreement. With respect to withdrawal liability, as the term is used under the Multi-Employer Pension Plan Amendments Act of 1980 (the "Act"), Purchaser shall indemnify and hold Seller free and harmless from and against all such withdrawal liability whether accruing prior to, at or after the date of Closing. In addition, Purchaser agrees within a reasonable time following the Closing that it shall post a bond in an amount or place into escrow such sum of money with the Building Service 32B-J Pension (the "Fund"), as may be required by the Act or the Union Agreement with respect to any obligations accruing from and after the Closing date. Seller shall and does hereby agree to indemnify, defend and hold Purchaser harmless from and against any and all liability, claims, actions, damages, judgments, penalties, costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, accruing under the Union Agreement prior to the Closing Date. Purchaser shall and does hereby agree to indemnify, defend and hold Seller harmless from and against any and all liability, claims, actions, damages, judgments, penalties, costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, accruing under the Union Agreements on and after the Closing Date or arising out of a claim that Purchaser has failed to comply with any obligations arising from and after the Closing date under the Union Agreements.

      (b) Purchaser acknowledges that there are no non-union employees at the Building and Seller presently employees certain union members to manage and operate the Building (collectively, the "Union Employees"). Schedules E-1 and E-2 annexed hereto contain a list of such Union Employees.

      (c) The provisions of this Article 31 shall survive the Closing.

      32. Miscellaneous.

      (a) This Contract and the Schedules and Exhibits annexed hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and all understanding and agreements heretofore or simultaneously had between the parties hereto are merged in and are contained in this Contract and said Schedules and Exhibits.

      (b) No provision of this Contract may be waived, changed, modified or discharged orally, except by an agreement in writing signed by both Purchaser and Seller.

      (c) The captions or Article titles contained in this Contract and the Index are for convenience and reference only and shall not be deemed a part of this context of this Contract.

      (d) This Contract shall be governed by and construed in accordance with the laws of the State of New York.

      (e) The terms "hereof," "herein," and "hereunder," and words of similar import, shall be construed to refer to this Contract as a whole, and not to any particular article or provisions, unless expressly so stated.

      (f) The Schedules and Exhibits annexed hereto are hereby incorporated and made a part of this Agreement. Purchaser agrees and acknowledges that the inclusion of any disclosure item in any of the Schedules shall not be deemed an admission or agreement of Seller that any such disclosure item is "material" as such term is used in Section 28(c)(i) hereof.

      (g) All words or terms used in this Contract, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

      (h) This Contract shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective heirs, executors, administrators, successors, and permitted assigns, if any, but nothing contained herein shall be deemed a waiver of the provisions of Article 23 hereof, and each party may enforce the provisions hereof against any or all of the other parties hereto. None of the provisions of this Contract are intended to be, nor shall they be construed to be, for the benefit of any third party.

      (i) Purchaser covenants and agrees that in no event will Purchaser record or cause to be recorded this Contract or any memorandum hereof and that Purchaser's breach of this provision shall represent a default of the nature governed by Article 26 hereof and Seller shall have all of the rights and remedies provided under Article 26 including, without limitation, the option of terminating this Contract and retaining the Deposit (and the Additional Deposit, if applicable) and the proceeds of the

Promissory  Note  (and  the  Additional   Promissory  Note,  if  applicable)  as
liquidated damages.

      (j) This Contract may be executed in counterparts, each counterpart for all purposes being deemed an original, and all such counterparts shall together constitute only one and the same agreement.

      (k) If any term or provision of this Contract or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Contract or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Contract shall be valid and enforceable to the fullest extent permitted by law.

      (l) The failure of any party hereto to enforce at any time any of the provisions of this Contract shall in no way be construed as a waiver of any of such provisions, or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Contract shall be held to be a waiver of any other or subsequent breach.

      (m) EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CONTRACT OR THE

TRANSACTIONS CONTEMPLATED HEREBY. The provisions of this Section 32(m) shall survive the termination of this Contract and the Closing.

        [This page intentionally ended here; signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Contract the day and year first above written.


                               SELLER:
                               INVESTMENT PROPERTIES ASSOCIATES,
                               A LIMITED PARTNERSHIP



                               By:   /s/ Irving Schneider
                                  ----------------------------------------------
                                     Irving Schneider, General Partner



                               By:   MINLYN INC., General Partner

                                     By:   /s/ Irving Schneider
                                        ----------------------------------------
                                           Irving Schneider, President

                               By:   SCOGBELL AG, INC., General Partner

                                     By:  /s/ Irving Schneider
                                        ----------------------------------------
                                          Name:
                                          Title:

                               PURCHASER:
                               SM BRELL II, L.P.,
                                   a California limited partnership

                                   By: KBS INVESTORS II,
                                       a California general partnership,
                                       General Partner

                                   By: SCHREIBER INVESTMENTS, LLC,
                                       a California limited liability company,
                                       a General Partner

                              By:  /s/ Charles J. Schreiber, Jr.
                                 -----------------------------------------------
                                   Charles J. Schreiber, Jr., its Manager

The undersigned acknowledges receipt
of the Deposit and the Promissory Note
and agrees to act as Escrow Agent in
accordance with provisions of
this Contract:
STADTMAUER BAILKIN LLP

By: /s/ Marshall J. Cohen, Esq.
   ---------------------------------
    Marshall J. Cohen, Esq., Partner


                                                                              66